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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                               September 24, 2003
                                (Date of report)


                             RESOLVE STAFFING, INC.
             (Exact Name of Registrant as Specified in its Charter)


            Nevada                      0-29485                    33-0850639
  (State of Incorporation)      (Commission File Number)       (IRS Employer ID)



                       105 North Falkenburg Road, Suite B
                              Tampa, Florida 33619
                    (Address of Principal Executive Offices)


                                 (813) 662-0074
              (Registrant's telephone number, including area code)


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ITEM 4. Change in Registrant's Certifying Accountant

         On September 24, 2003, Resolve Staffing, Inc. (the "Company"), notified Timothy M. Griffiths, Certified Public Accountant ("Griffiths"), its independent public accountant, that the Company was terminating his services, effective as of that date. The Company's Board of Directors approved such decision.

         Griffiths' opinion in his report on the Company's financial statements for the years ended December 30, 2001 and 2002 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principle. During the two most recent fiscal years and the subsequent interim period preceding September 24, 2003 (date of termination), there were no disagreements with Griffiths on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Griffiths, would have caused disagreements in connection with his report on our financial statements for any such periods.

         On September 24, 2003, the Company engaged Aidman, Piser P.A. ("Aidman, Piser)", as its independent public accountants. The Company did not previously consult with Aidman, Piser regarding any matter, including but not limited to:

         o the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or

         o any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-B).

ITEM 7. Exhibits

         1. Letter from Timothy M. Griffiths, Certified Public Accountant, dated September 25, 2003.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        RESOLVE STAFFING, INC.



                                         By: /s/ WANDA DEARTH
                                             -----------------
                                             Wanda Dearth,
                                             Chief Executive Officer

Dated: September 25, 2003


                                       2
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TIMOTHY M. GRIFFITHS, C.P.A.
--------------------------------------------------------------------------------

September 25, 2003


Resolve Staffing, Inc.
105 North Falkenburg Road, Suite B
Tampa, Florida 33619

Attention: Ms. Wanda Dearth, Chief Executive Officer

Dear Ms. Dearth:

We have read Item 4 included in the Form 8-K dated September 24, 2003 of Resolve Staffing, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Yours truly,

/s/ Timothy M. Griffiths
-------------------------------
Timothy M. Griffiths, C.P.A.